Exhibit 4.2

THIRD SUPPLEMENTAL INDENTURE

Dated as of June 16, 2017

between

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Supplement to the Amended and Restated Indenture between American Equity Investment Life Holding Company and U.S. Bank National Association, dated as of April 22, 2004

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Section 14.12.	Rules by Trustee and Agents	35
Section 14.13.	Governing Law	35
Section 14.14.	Waiver of Jury Trial	35
Section 14.15.	Force Majeure	35
Section 14.16.	No Adverse Interpretation of Other Agreements	35
Section 14.17.	Successors	35
Section 14.18.	Severability	36
Section 14.19.	Table of Contents, Headings, etc.	36
Section 14.20.	Facsimile and PDF Delivery of Signature Pages	36
Section 14.21.	U.S.A. PATRIOT Act	36
Section 14.22.	The Trustee	36

Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note

Exhibit B	Form of Supplemental Indenture to Be Delivered by Subsequent Subsidiary Guarantors

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THIRD SUPPLEMENTAL INDENTURE, dated as of June 16, 2017 (this “Third Supplemental Indenture”), between AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, an Iowa corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as trustee (the “Trustee”), under the Amended and Restated Indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association (the “Base Indenture” and, as supplemented by the Third Supplemental Indenture, the “Indenture”).

W I T N E S S E T H

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture (as amended, supplemented, waived or otherwise modified), to provide for the issuance from time to time of its unsecured debt securities, debentures, notes, bonds or other evidence of indebtedness to be issued in one or more series (the “Securities”), as provided in the Base Indenture, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 5.000% Senior Notes due 2027 (the “Initial Notes”), the form of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this Third Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture;

WHEREAS, all requirements necessary to make this Third Supplemental Indenture a legal, valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the legal, valid, binding and enforceable obligations of the Company, have been done and performed; and

WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows, solely for purposes of the Notes and not for purposes of any other Securities:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions.  Unless the context otherwise requires (including for purposes of the Recitals):

(a)                                 a term defined in the Base Indenture has the same meaning when used in this Third Supplemental Indenture unless otherwise specified herein;

(b)                                 a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(c)                                  the definition of any term in this Third Supplemental Indenture that is also defined in the Base Indenture shall for the purposes of this Third Supplemental Indenture supersede the definition of such term in the Base Indenture;

(d)                                 the definition of a term in this Third Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Base Indenture insofar as the use or effect of such term in the Base Indenture, as previously defined, is concerned;

(e)                                  references to section or subsection numbers in this Third Supplemental Indenture are references to the applicable section of this Third Supplemental Indenture unless otherwise specified; and

(f)                                   the following terms have the meanings given to them in this Section 1.01(f), solely for purposes of the Notes and not for purposes of any other Securities:

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Section 4.08.

“Adjusted Consolidated Debt” means, at any date of determination, Consolidated Indebtedness (of the type described in any or all of clauses (1), (2), (3), (4), (7) and (8) of the definition of “Indebtedness “, but, as to clause (8), only to the extent that it is an unpaid obligation in respect of a letter of credit or letter of guaranty that is then due and payable and not contingent) of the Company and its Subsidiaries, other than (i) Indebtedness evidenced by Trust Preferred Securities Notes, but only to the extent that the aggregate unpaid principal balance of such Trust Preferred Securities Notes on such date does not exceed an amount equal to fifteen percent (15%) of Total Capitalization on such date (for the sake of clarity, with any portion of Indebtedness evidenced by Trust Preferred Securities Notes that exceeds an amount equal to fifteen percent (15%) of Total Capitalization on such date being included in Indebtedness for the purposes of this definition) and (ii) Subordinated Debt other than any Indebtedness evidenced by Trust Preferred Securities Notes.

“Adjusted Total Capitalization” means, as of any date, an amount equal to Total Capitalization, plus accumulated other comprehensive loss, or minus accumulated other comprehensive income (as those terms are used under GAAP), as applicable, to the extent, if any, reflected as a component of Consolidated Net Worth as of such date.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Security Registrar or Paying Agent.

“A.M. Best” means A.M. Best Company, Inc. and its successors.

“Balance Sheet Date” means the last day of any annual or quarterly period for which the Company’s consolidated balance sheet is delivered to the Trustee as required under the Indenture.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Base Indenture” shall have the meaning set forth in the recitals hereto.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or the offices of the Trustee are authorized or required by law, regulation or executive order to close.

“Capital Lease Obligations” of any Person means such obligations of the Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the Person under GAAP (excluding all obligations under operating leases required by the Financial Accounting Standards Board to be classified or accounted for as capital leases). The amount of such obligations will be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” of any Person means (1) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (2) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case excluding any debt securities convertible into any of the foregoing.

“Ceded Reinsurance” means risk that is ceded (whether by co-insurance, reinsurance or equivalent relationship otherwise named) by any Insurance Subsidiary to any other Person (other than to another Insurance Subsidiary or Affiliate of the Company), other than Surplus Relief Reinsurance.

“Change of Control” means the occurrence of any one of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to the Company or one of its Subsidiaries;

(2)                                 the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(3)                                 the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4)                                 the first day on which the majority of the members of the Board of Directors of the Company cease to be Continuing Directors; or

(5)                                 the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means, on any date during the period (the “Trigger Period”) commencing upon the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either S&P or Fitch has publicly announced that it is considering a possible ratings change), (i) if the Notes were rated Investment Grade by both S&P and Fitch on the day before the commencement of the Trigger Period, the Notes cease to be rated Investment Grade by both S&P and Fitch and (ii) if the Notes were rated Investment Grade on the day before the commencement of the Trigger Period by one of S&P and Fitch and below Investment Grade by the other Rating Agency, the Notes cease to be rated Investment Grade by the Rating Agency that had previously provided the Investment Grade rating and are downgraded by the Rating Agency that had previously provided the below Investment Grade rating; provided that if the Notes were rated below Investment Grade by both S&P and Fitch on the day before the commencement of the Trigger Period, then a Change of Control Triggering Event shall be deemed to occur upon the consummation of a Change of Control without regard to any action by any Rating Agency.  Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated. References in this definition to S&P and Fitch shall be deemed to include any Rating Agency substituted for S&P or Fitch, as the case may be, in accordance with the definition of “Rating Agency.”

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes.

“Company Order” means a written order signed in the name of the Company by an Officer of the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes

(assuming that the Notes matured on the date that is three months prior to the maturity of the Notes) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming that the Notes matured on the date that is three months prior to the maturity of the Notes).

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated” means the Company and its Subsidiaries, taken as a whole in accordance with GAAP.

“Consolidated Assets” means, as of the date of determination, the net book value of all assets of the Company and its Subsidiaries as of such date classified as assets in accordance with GAAP and determined on a Consolidated basis.

“Consolidated Liabilities” means, as of the date of determination, all liabilities of the Company and its Subsidiaries as of such date classified as liabilities in accordance with GAAP and determined on a Consolidated basis.

“Consolidated Net Worth” means, as of the date of determination, the remainder of (i) all Consolidated Assets (after deducting all applicable reserves and excluding any reappraisal or write-up of assets after the Issue Date) as of such date, minus (ii) all Consolidated Liabilities as of such date.

“Continuing Director” means as of any date of determination, any member of the Board of Directors of the Company who:

(1)                                 was a member of such Board of Directors on the Issue Date; or

(2)                                 was nominated for election or elected to such Board of Directors with the approval of the majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 14.03 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Current Redeemable Equity” means any preferred stock or other Equity Interests, which, in either case, are subject to mandatory redemption at any time prior to the first anniversary of the final maturity date of the Notes.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“DTC” means The Depository Trust Company.

“Effective Date Trust Preferred Securities” means mandatorily redeemable preferred securities issued by any of the following Delaware business trusts that are Affiliates of the Company as of the Issue Date: American Equity Capital Trust II, American Equity Capital Trust III, American Equity Capital Trust IV, American Equity Capital Trust VII, American Equity Capital Trust VIII, American Equity Capital Trust IX, American Equity Capital Trust X, American Equity Capital Trust XI and American Equity Capital Trust XII.

“Equity Interests” means (a) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (b) any Equity Rights in such Person; provided that any convertible securities issued by the Company shall be deemed not to be Equity Interests prior to their conversion to shares of common stock of the Company.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

“Event of Default” means, with respect to the Notes, any event specified in Section 6.01 of the Base Indenture, as modified herein, continued for the period of time, if any, therein or herein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Value” means, when used with respect to dispositions of Capital Stock or other assets, the fair value thereof as determined in good faith by the Board of Directors.

“Fitch” means Fitch Ratings, Inc. and its successors.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date (except with respect to the financial statements being furnished pursuant to Section 4.05, as to which such principles in effect from time to time shall apply), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other financial obligations of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                                 entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other financial obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a Person in whose name a Note is registered on the Security Registrar’s books.

“Incur” means to issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” of any Person means, without duplication:

(1)                                 all obligations of such Person for borrowed money;

(2)                                 all obligations of such Person evidenced by bonds, debentures, notes (with respect to the Company, including the Trust Preferred Securities Notes) or similar instruments;

(3)                                 all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(4)                                 all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business);

(5)                                 all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;

(6)                                 all Guarantees by such Person of Indebtedness of others;

(7)                                 all Capital Lease Obligations of such Person;

(8)                                 all unpaid obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than cash collateralized letters of credit to secure the performance of workers’ compensation, unemployment insurance, other social security laws or regulations, bids, trade contracts, leases, environmental and other statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, obtained in the ordinary course of business);

(9)                                 Current Redeemable Equity; and

(10)                          all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor pursuant to law or judicial holding as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that contractual provisions binding on the holder of such Indebtedness provide that such Person is not liable therefor; provided, that Indebtedness shall not include (i) obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements or Retrocession Agreements entered into by, an Insurance Subsidiary in the ordinary course of its business, (ii) obligations with respect to Surplus Relief Reinsurance ceded by an Insurance Subsidiary, (iii) obligations in the ordinary course of business of such Person to purchase securities that arise out of or in connection with the sale of the same or substantially similar securities or to return collateral consisting of securities arising out of or in connection with the loan of the same or substantially similar securities, (iv) [reserved], (v) unspent cash deposits or securities held in escrow by or in favor of such Person, or in a segregated deposit or securities account, as applicable, controlled by such Person, in each case in the ordinary course of business to secure the performance obligations of, or damages owing from, one or more third parties, (vi) any indebtedness under any overdraft or other cash management facilities so long as any such indebtedness is repaid in full no later than five Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (vii) except as provided in clause (7) above, any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP, (viii) any liability for federal, state, local or other taxes not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP, (ix) any customer deposits or advance payments received in the ordinary course of business, and (x) the following obligations issued or undertaken in connection with a Statutory Reserve Financing: (A) Surplus Notes or other obligations of any Special Purpose Subsidiary of the Company (“Reserve Financing Notes”), (B) any securities backed by such Reserve Financing Notes by an entity formed in connection with a Statutory Reserve Financing, (C) letters of credit issued for the account of any Special Purpose Subsidiary of the Company, (D) reimbursement obligations of any Special Purpose Subsidiary, (E) any guarantees by the Company of the obligations described in (A), (B), (C) or (D) above, (F) reimbursement obligations of the Company or (G) capital maintenance or similar obligations of the Company in favor of any Special Purpose Subsidiary.

“Independent Investment Banker” means any of J.P. Morgan Securities LLC, RBC Capital Markets, LLC and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Insurance Regulatory Authority” means, with respect to any Insurance Subsidiary, the governmental or regulatory authority or agency charged with regulating the insurance business of insurance companies or insurance holding companies, in its jurisdiction of legal domicile.

“Insurance Subsidiary” means any Subsidiary of the Company that is required to be licensed as an insurer or reinsurer.

“Interest Payment Date” means June 15 and December 15 of each year to stated maturity of the Notes.

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) or a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch), as the case may be.

“Issue Date” means June 16, 2017.

“Leverage Ratio” means, as of any determination date, the ratio of (a) the Adjusted Consolidated Debt to (b) Adjusted Total Capitalization.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or any filing or agreement to give any financing statement in connection therewith) be deemed to constitute a Lien.

“Material Subsidiary” means a Subsidiary that holds, directly or indirectly, more than 5% of the Consolidated assets of the Company and its Subsidiaries at such time or that accounts for more than 5% of the Consolidated revenues of the Company and its Subsidiaries at such time, in each instance determined in accordance with GAAP.

“Notes” means the Initial Notes and, more particularly, means any Note authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offer to Purchase” means a Change of Control Offer.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that a Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Person. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Subsidiary.

“Paying Agent” means initially, the Trustee and, thereafter, a replacement agent chosen by the Company in accordance with this Indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, jointstock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Rating Agency” means each of S&P, Fitch and A.M. Best, or if S&P, Fitch or A.M. Best shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) that shall be substituted for S&P, Fitch or A.M. Best, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, RBC Capital Markets, LLC and three other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by the Company; provided, however, that if any of J.P. Morgan Securities LLC, RBC Capital Markets, LLC or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer, and if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement providing for Ceded Reinsurance by any Insurance Subsidiary or any Subsidiary of any Insurance Subsidiary.

“Responsible Officer,” when used with respect to the Trustee, means the Chairman of the Board of Directors, the President, any Vice-President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby any Insurance Subsidiary or any Subsidiary of any Insurances Subsidiary cedes reinsurance to other insurers (other than to another Insurance Subsidiary or a Subsidiary of another Insurance Subsidiary).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SAP” shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Insurance Regulatory Authority of its jurisdiction of legal domicile, consistently applied as in effect from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Registrar” means initially, the Trustee and, thereafter, a replacement registrar chosen by the Company in accordance with this Indenture.

“Senior Credit Agreement” means the Credit Agreement, dated September 30, 2016, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto from time to time, as such agreement may be amended, restated, supplemented, modified, renewed, refunded, replaced, restructured, refinanced or extended in whole or in part from time to time.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Purpose Subsidiary” means any Material Subsidiary formed solely to issue Surplus Notes or other obligations in connection with a Statutory Reserve Financing or enter into Reinsurance Agreements in connection with a Statutory Reserve Financing or enter into ancillary obligations in respect of the foregoing.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Statutory Reserve Financing” means a transaction or series of transactions entered into primarily for the purpose of financing a portion of the statutory reserves required to be held by an Insurance Subsidiary, where the proceeds or funding obligations provided by the financing counterparty or counterparties in such transaction or transactions are not expected, as of the date such transaction or transactions are entered into, to be used or applied to pay insurance or reinsurance claims reasonably projected to be payable as of the date such transaction or transactions are entered into.

“Subordinated Debt” means the Indebtedness of the Company evidenced by the Trust Preferred Securities Notes and any other Indebtedness of the Company (a) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is twelve months after the maturity date of the Notes and (b) that has been subordinated to the Indebtedness of the Company under the Senior Credit Agreement in accordance with the terms thereof and to the Notes in right and time of payment.

“Subsidiary” of any Person means (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), or (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be set forth in a supplement to this Indenture.

“Subsidiary Guarantor” means any Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon release or discharge of such Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Surplus Note” means a promissory note executed by an Insurance Subsidiary of the type generally described in the insurance industry as a “surplus note,” the principal amount of which an insurance regulator permits the issuer to record as an addition to capital and surplus rather than as a liability in accordance with SAP.

“Surplus Relief Reinsurance” means any transaction in which any Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary cedes risk relating to its annuity business under a reinsurance agreement that would be considered a “financing-type” reinsurance agreement as determined in accordance with GAAP.

“Third Supplemental Indenture” shall have the meaning set forth in the recitals hereto.

“Total Capitalization” means, at any date of determination, the sum of (i) Consolidated Indebtedness of the Company, of the type described in any or all of clauses (1), (2), (3), (4), (7) and (8) of the definition of “Indebtedness” (but with respect to clause (8), only to the extent that it is an unpaid obligation in respect of a letter of credit or letter of guaranty that is then due and payable and not contingent on such date), and (ii) Consolidated Net Worth of the Company.

“Treasury Rate” means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Preferred Securities” means mandatorily redeemable preferred securities issued by one or more Delaware business trusts that are Affiliates of the Company (including Effective Date Trust Preferred Securities), to which trusts the Company has issued Trust Preferred Securities Notes.

“Trust Preferred Securities Notes” means (a) the unsecured junior subordinated deferrable interest notes issued by the Company to evidence loans made to the Company by the issuers of the Trust Preferred Securities from the proceeds of the sale of such Trust Preferred Securities under and pursuant to any of the Effective Date Trust Preferred Securities and (b) any subsequent unsecured junior subordinated deferrable interest notes issued by the Company to evidence loans made to the Company by the issuers of the Trust Preferred Securities from the proceeds of the sale of such Trust Preferred Securities, which notes are governed by indentures in all material respects equivalent (other than the face amount of such debentures) to that certain Junior Subordinated Indenture dated June 15, 2005 between the Company and JPMorgan Chase Bank, N.A., as trustee.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

Section 1.02.   Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(b) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Change of Control Offer”	4.12(b)
“Change of Control Payment”	4.12(b)(1)
“Change of Control Payment Date”	4.12(b)(2)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	13.03
“cross acceleration provision”	6.01(a)
“Defeasance”	13.02 of Base Indenture
“Euroclear”	1.1(a) of Appendix A
“Global Note”	2.02(b)
“Global Notes Legend”	2.3(d) of Appendix A
“Guaranteed Obligations”	10.01(b)
“payment default”	6.01(a)
“PDF”	14.20
“Redemption Date”	3.03(a)

Section 1.03.   Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and words in the plural include the singular;

(5)                                 provisions apply to successive events and transactions;

(6)                                 unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)                                 the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)                                 “including” means including without limitation;

(9)                                 references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)                          unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)                          in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04.   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Notes and any Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05.   Status of Base Indenture.

The amendments and other modifications of the Base Indenture set forth in this Third Supplemental Indenture shall apply solely for purposes of the Notes and not for purposes of any other Securities.  Any provision of the Base Indenture amended or otherwise modified by this Third Supplemental Indenture shall apply to the Notes as so amended or modified, and any provision of the Base Indenture not amended or modified by this Third Supplemental Indenture shall apply to the Notes unless otherwise specifically stated in this Third Supplemental Indenture.

ARTICLE 2

THE NOTES

Section 2.01.   Designation, Principal Amount and Issuance.

There is hereby authorized a series of Securities designated as the 5.000% Senior Notes due 2027, in an aggregate initial principal amount of $500,000,000, except for Notes authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Notes pursuant to Section 2.05, Section 2.06, Section 2.07 or Section 9.04 of the Base Indenture. The Notes, upon execution of this Third Supplemental Indenture, shall be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with an Officers’ Certificate. The Notes shall be senior obligations of the Company.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date); provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.08; and provided, further, that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will be issued with a separate CUSIP number. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02.   Form, Payment and Appointment.

(a)                                 Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b)                                 The Notes will be Global Securities and will initially be issued in fully registered, permanent global form without coupons (a “Global Note”), and the Depositary shall be DTC or such other depositary as any Officer of the Company may from time to time designate. Solely for purposes of the Notes and not for purposes of any other Securities, the Base Indenture is hereby modified to provide that each Global Note shall bear the Global Notes Legend rather than the legend set forth in Section 2.11(a)(iv) of the Base Indenture.

(c)                                  Installments on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company, which shall initially be the Corporate Trust Office of the Trustee.

(d)                                 The Security Registrar and Paying Agent for the Notes shall initially be the Trustee.

(e)                                  The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03.   Security Registrar and Paying Agent.

(a)                                 The Company shall maintain at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Company may appoint one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  The Company may change any

Paying Agent or Security Registrar without prior notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Security Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.

(b)                                 The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

Section 2.04.   Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.   Outstanding Notes.

(a)                                 The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.05 as not outstanding.  Except as set forth in Section 2.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)                                 If a Note is replaced pursuant to Section 2.07 of the Base Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)                                  If the principal amount of any Note is considered paid under Section 4.01 of the Base Indenture, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)                                 If a Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.06.   Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.07.   Interest Rate Adjustment.

(a)                                 The interest rate payable on the Notes shall be subject to adjustment from time to time if any of S&P, Fitch or A.M. Best downgrades or subsequently upgrades the credit rating assigned to the Notes in the manner described in this Section 2.07.

(b)                                 If the rating on the Notes from any of S&P, Fitch or A.M. Best is a rating set forth in the table below, the interest rate payable on the Notes shall increase from 5.000% by the sum of the number of basis points set forth below next to such ratings.

Rating Agency
Rating Levels	S&P*	Fitch*	A.M. Best*	Percentage
1	BB+	BB	bb+	25 basis points
2	BB	BB–	bb	50 basis points
3	BB–	B+	bb–	75 basis points
4	B+ or below	B or below	b+ or below	100 basis points

* Including the equivalent ratings of any substitute Rating Agency.

If only two Rating Agencies provide a rating on the Notes, the interest rate shall increase from 5.000% by 1.5 multiplied by the sum of the number of basis points next to each of such ratings set forth in the table above. If only one Rating Agency provides a rating on the Notes, the interest rate on the Notes will be increased from 5.000% by three times the number of basis points opposite such rating. If no Rating Agency provides a rating on the Notes, the per annum interest on the Notes will increase to, or remain at, as the case may be, 200 basis points above 5.000%. If any Rating Agency changes its rating or initiates a rating with respect to the Notes, the per annum interest rate on the Notes will be increased or decreased in accordance with this Section 2.07(b).

(c)                                  Any interest rate increase or decrease set forth in this Section 2.07 will take effect from the first Business Day of the interest period during which a rating change requires an adjustment in the interest rate. If any Rating Agency changes its rating on the Notes more than once during any particular interest period, the last such change to occur will control for purposes of the rating provided by such Rating Agency for the applicable interest period.

(d)                                 The interest rate on the Notes will permanently cease to be subject to any adjustment described in this Section 2.07 (notwithstanding any subsequent decrease in the ratings by any other Rating Agency) if the Notes become rated A, A or a or higher by any two of S&P, Fitch and A.M. Best, respectively, with a stable or positive outlook.

(e)                                  In no event shall (1) the per annum interest rate on the Notes be reduced below 5.000%, and (2) the total increase in the per annum interest rate on the Notes exceed 200 basis points above 5.000%.

(f)                                   Nothing in this Section 2.07 shall be construed as a requirement that the Company obtain a rating on the Notes from any Rating Agency or otherwise.

(g)                                  For purposes of this Section 2.07, the term “interest period” shall mean the period from and including an Interest Payment Date (or, if prior to the first Interest Payment Date, from and including the date of original issuance of the Notes) to but excluding the next succeeding Interest Payment Date.

(h)                                 The Company shall give the Trustee prompt written notice of any increase or decrease, pursuant to this Section 2.07, in the interest rate on the Notes, which notice shall set forth the amount of such increase or decrease, the basis therefor and the date from which such increase or decrease shall take effect. The Trustee shall have no duty to independently determine whether any such increase or decrease has occurred, the amount of such increase or decrease or the date from which such increase or decrease shall take effect and shall be entitled to conclusively rely as to such matters on the foregoing written notice from the Company.

ARTICLE 3

REDEMPTION

Section 3.01.   Notice of Redemption.

Solely for purposes of the Notes and not for purposes of any other Securities, the first sentence of Section 3.02(a) of the Base Indenture is hereby amended by replacing such sentence with the following sentences:

In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Notes in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to, give notice of such redemption to the Holders, with a copy to the Trustee, at least 30 and not more than 60 days prior to the applicable redemption date mailed by first-class mail, postage prepaid, to each Holder’s registered address or in accordance with the Applicable Procedures.  Notwithstanding the foregoing, redemption notices may be mailed or otherwise provided more than 60 days prior to a redemption date if such notice is issued in connection with the discharge of the obligations of the Company and the Subsidiary Guarantors under the Notes pursuant to the Company’s exercise of the defeasance or satisfaction and discharge provisions under this Indenture.

In addition, solely for purposes of the Notes and not for purposes of any other Securities, the first paragraph of Section 3.02(b) of the Base Indenture is hereby amended by replacing such paragraph with the following:

If less than all the Securities of a series are to be redeemed, the Company shall give the Trustee at least 45 days’ notice in advance of the date fixed for redemption (or such shorter notice period as the Trustee may agree) as to the aggregate principal amount of Notes to be redeemed, and thereupon the Trustee shall select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on as nearly a pro rata basis as possible or by lot or such other similar method in accordance with the Applicable Procedures (subject to such rounding as may be necessary so that Notes are redeemed in whole increments of $1,000 and no Note of $2,000 in original principal amount or less will be redeemed in part), and the Trustee shall thereafter promptly notify the Company in writing of the numbers of the Notes to be redeemed, in whole or in part.

Section 3.02.   Deposit of Redemption or Purchase Price.

(a)                                 No later than 11:00 a.m. (New York City time) on the redemption or purchase date (or such later time as such date to which the Trustee may reasonably agree), the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.  Solely for purposes of the Notes and not for purposes of any other Securities, the last sentence of Section 3.03(a) of the Base Indenture is hereby amended and restated in its entirety as follows:

On presentation and surrender of the Notes on or after the date fixed for redemption at the place of payment specified in the notice, the Notes shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes will be subject to redemption by the Company).

(b)                                 If the Company complies with the provisions of Section 3.03 of the Base Indenture and Section 3.02(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.02(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date but not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.03.   Optional Redemption.

(a)                                 Prior to March 15, 2027, the Company may redeem the Notes, at its option, at any time (the time of any redemption of the Notes, the “Redemption Date”) in whole or from time to time in part at a redemption price calculated by an Independent Investment Banker equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining principal amount and scheduled payments of interest to March 15, 2027 on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 45 basis points, as calculated by an Independent Investment Banker; plus, in case of either (i) or (ii), accrued and unpaid interest on the principal amount of any Notes to be redeemed to, but not including, the Redemption Date.

(b)                                 On or after March 15, 2027, the Company may redeem the Notes, at the Company’s option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of any Notes to be redeemed to, but not including, the Redemption Date.

(c)                                  If a Redemption Date is on or after an interest Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

Section 3.04.   Mandatory Redemption.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.  Sections 3.04, 3.05 and 3.06 of the Base Indenture shall not apply to the Notes.

ARTICLE 4

COVENANTS

Section 4.01.   Payment of Principal, Premium and Interest.

(a)           Solely for purposes of the Notes and not for purposes of any other Securities, the second sentence of Section 4.01(a) of the Base Indenture is hereby amended and restated in its entirety as follows:

An installment of principal, premium, if any, or interest shall be considered paid on the applicable due date if on such date the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. (New York City) time, in accordance with this Indenture, money sufficient to pay all of such installment then due.

In addition, solely for purposes of the Notes and not for purposes of any other Securities, Section 4.01(a) of the Base Indenture is further amended by adding the following sentence at the end thereof:

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(b)           Section 4.01(b) of the Base Indenture relating to Deferral Periods (as defined in the Base Indenture) shall not apply to the Notes.

Section 4.02.   Maintenance of Office or Agency.

The Company has initially designated the Corporate Trust Office of the Trustee as the “Place of Payment” for purposes of Section 4.02 of the Base Indenture.

Section 4.03.   [Reserved].

Section 4.04.   Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05.   Reports and Other Information.

(a)           Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Trustee and the registered Holders of the Notes, within 15 days of the applicable time periods specified in the relevant forms: (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; provided, however, that to the extent such reports are filed with the SEC and publicly available, such reports shall have been deemed to have been provided to the Trustee and the Holders and no additional copies need to be provided to the Trustee and the Holders.

(b)           Unless such reports are otherwise filed with the SEC, the Company shall maintain a website to which all of the reports and press releases required by this Section 4.05 are posted to which access will be given to the Trustee, and Holders, prospective purchasers of the Notes, securities analysts and market making institutions that certify their status as such to the reasonable satisfaction of the Company. The Trustee shall have no obligation as to the filing, timeliness or content of such reports.

(c)           In addition, if at any time any direct or indirect parent company of the Company guarantees the Notes (there being no obligation of any such parent to do so), such entity holds no material assets other than cash, cash equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be furnished to Holders pursuant to this Section 4.05 may, at the option of the Company, be furnished by and be those of such parent rather than the Company.

(d)           Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report required by this Section 4.05 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.05) upon furnishing or filing such report as contemplated by this Section 4.05 (but without regard to the date on which such report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders pursuant to Article VI of the Base Indenture, as amended by Article 6 of this Third Supplemental Indenture, if the principal, premium, if any, and accrued interest have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Section 4.06.   [Reserved].

Section 4.07.   [Reserved].

Section 4.08.   Limitation on Indebtedness.

(a)           The Company will not, and will not permit any of its Subsidiaries, to create, Incur, issue, assume, Guarantee or otherwise become directly or indirectly liable for, contingently or otherwise, any Indebtedness unless:

(1)           no Event of Default has occurred and is continuing; and

(2)           the Company’s Leverage Ratio as of the Balance Sheet Date immediately preceding the date on which such additional Indebtedness is Incurred would have been no greater than 0.35 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness and all other Indebtedness Incurred since the immediately preceding Balance Sheet Date had been Incurred and the proceeds therefrom applied as of such day.

Section 4.09.   [Reserved].

Section 4.10.   [Reserved].

Section 4.11.   Limitation on Liens.

(a)           Except for Liens specifically permitted under this Indenture, the Company shall not, and shall not permit any of its Subsidiaries to create, assume, Incur or permit to exist any Indebtedness for borrowed money (including any guarantee of Indebtedness for borrowed money) that is secured by a Lien on:

(1)           the voting securities of any Significant Subsidiary; or

(2)           the voting securities of a Subsidiary that owns, directly or indirectly, the voting securities of any of the Significant Subsidiaries, without providing that the issued and outstanding Notes will be secured equally and ratably with Indebtedness so secured so long as such other Indebtedness shall be secured.

(b)                                 If the Company shall hereafter be required to secure the Notes equally and ratably with any other Indebtedness pursuant to this Section 4.11, (i) the Company will promptly deliver to the Trustee an Officers’ Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto in form satisfactory to the Trustee in order to provide for such security.

Section 4.12.   Offer to Repurchase Upon Change of Control Triggering Event.

(a)           If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.03, each Holder will have the right to require the Company to repurchase all or any part (in integral multiples of $1,000 except that no Note may be tendered in part if the remaining principal amount would be less than $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)           Within 30 days following any Change of Control Triggering Event, except to the extent the Company has exercised its right to redeem all of the Notes pursuant to Section 3.03, or, at the Company’s option, prior to any Change of Control Triggering Event but after the public announcement of a transaction or transactions that constitute or may constitute a Change of Control, the Company shall send, by first class mail, or otherwise deliver in accordance with the Applicable Procedures, a notice (the “Change of Control Offer”) to each Holder or otherwise give notice in accordance with the Applicable Procedures, with a copy to the Trustee, stating:

(1)           that a Change of Control Offer is being made and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)           the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the Applicable Procedures, other than as may be required by law) (the “Change of Control Payment Date”);

(3)           the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased;

(4)           that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

(5)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(7)           if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Triggering Event is conditioned on the occurrence of such Change of Control Triggering Event; and

(8)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(c)           On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes (in principal amounts of $2,000 or larger integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered; and

(3)           deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)           The Paying Agent will promptly submit electronically or mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry in accordance with the Applicable Procedures) to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate or deliver such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(e)           The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption for all of the outstanding Notes has been given pursuant to this Indenture unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to, but excluding, the proposed redemption date. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon such Change of Control Triggering Event.

(f)            The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of such compliance.

(g)           Other than as specifically provided in this Section 4.12, any purchase pursuant to this Section 4.12 shall be made pursuant to the provisions of Sections 3.02 and 3.03 of the Base Indenture, as amended by this Third Supplemental Indenture.

Section 4.13.   Future Subsidiary Guarantors.

(a)           Any Subsidiary of the Company that Guarantees Indebtedness under the Senior Credit Agreement shall, within 15 days after giving such Guarantee, execute and deliver to the Trustee a supplemental indenture substantially in the form attached as Exhibit B hereto providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee shall be pari passu with such Subsidiary’s guarantee of the Indebtedness under the Senior Credit Agreement.

(b)           Each Subsidiary Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged in accordance with Section 10.06.

Section 4.14.   [Reserved].

Section 4.15.   Restrictions on Dispositions.

(a)           The Company shall not, and shall not permit any of its Subsidiaries to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Common Stock of the Company’s Significant Subsidiaries (except to the Company or to one or more of the Company’s other Subsidiaries or for the purpose of qualifying directors), unless:

(1)           the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Company’s  request or the request of one of the Company’s Subsidiaries;

(2)           the entire Capital Stock of a Significant Subsidiary then owned by the Company or one of the Company’s Subsidiaries is disposed of in a single transaction or in a series of related transactions, for consideration consisting of cash or other property which is at least equal to the Fair Value of such Capital Stock; or

(3)           after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding Capital Stock of such Significant Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for consideration consisting of cash or other property which is at least equal to the Fair Value of such Capital Stock.

Section 4.16.   Applicability of Covenants Contained in the Base Indenture.

(a)           Each of the agreements and covenants of the Company contained in Article IV of the Base Indenture shall apply to the Notes, except as amended, modified or otherwise specified in this Third Supplemental Indenture.

ARTICLE 5

[RESERVED]

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.   Events of Default.

(a)           Solely for purposes of the Notes and not for purposes of any other Securities, Section 6.01(a) of the Base Indenture is hereby modified with respect to the Notes to replace clause (4) thereof with the following:

(4)           default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(i) is caused by a failure to pay principal on such Indebtedness at its final Stated Maturity within the grace period provided in the agreements or instruments governing such Indebtedness (a “payment default”); or

(ii) results in the acceleration of such Indebtedness prior to its final Stated Maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more (or its foreign currency equivalent); and

Section 6.02.   Acceleration.

(a)           Solely for purposes of the Notes and not for purposes of any other Securities, Section 6.01 of the Base Indenture is hereby amended by adding the following sentence as clause (e) thereof:

(e)           In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(4) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the default triggering such Event of Default pursuant to Section 6.01(a)(4) shall be remedied or cured by the Company or a Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03.   [Reserved].

Section 6.04.   [Reserved].

Section 6.05.   [Reserved].

Section 6.06.   Control by Noteholders.

Solely for purposes of the Notes and not for purposes of any other Securities, the last sentence of Section 6.06 of the Base Indenture is hereby amended and restated in its entirety as follows:

Subject to Section 7.01 of the Base Indenture, the Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, the Notes or the Subsidiary Guarantees, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (provided, however, that the Trustee does not have the affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

ARTICLE 7

[RESERVED]

ARTICLE 8

[RESERVED]

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.   Without Consent of Holders.

(a)           Solely for purposes of the Notes and not for purposes of any other Securities, Section 9.01 of the Base Indenture is hereby amended by adding the following provisions as clauses (11) through (15) thereof:

(11)         comply with the rules of any applicable Depositary;

(12)         add Guarantees with respect to the Notes or release any future Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(13)         comply with any requirement of the SEC in connection with the qualification or maintaining the qualification of this Indenture under the Trust Indenture Act;

(14)         conform the text of this Indenture or the Notes to any provision of the “Description of the notes” section of the Company’s Prospectus Supplement, dated as of June 13, 2017, to the extent that such provision in such “Description of the notes” section was intended to be a verbatim recitation of a provision of this Indenture or the Notes; or

(15)         provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture.

Section 9.02.   With Consent of Holders.

(a)           Solely for purposes of the Notes and not for purposes of any other Securities, Section 9.02 of the Base Indenture is hereby amended by replacing (iv) thereof with the following:

(iv)          impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; provided that the rescission of an acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to an Event of Default other than the nonpayment of principal, premium, if any, and interest on the Notes in accordance with Section 6.01(a)(2) of the Base Indenture shall not be deemed to impair the right of any Holder to receive payment of principal, premium, if any, or interest on such Holder’s Notes;

(b)           Solely for purposes of the Notes and not for purposes of any other Securities, Section 9.02 of the Base Indenture is hereby amended by adding the following provisions as clauses (ix) and (x) thereof:

(ix)          reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased pursuant to Section 3.03 or, after a Change of Control Triggering Event has occurred, pursuant to Section 4.12, whether through an amendment or waiver of provisions in the covenants or otherwise; or

(x)           make the Notes subordinated in right of payment to any other obligations.

(c)           Solely for purposes of the Notes and not for purposes of any other Securities, Section 9.02 of the Base Indenture is hereby amended by adding the following paragraph after the last paragraph thereof:

A consent to any amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03.   Payment for Consent.

Solely for purposes of the Notes and not for purposes of any other Securities, Section 9.02 of the Base Indenture is hereby further amended by adding the following paragraph at the end thereof:

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that if such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are “qualified institutional buyers” as defined in Rule 144A under the Securities Act, or non-U.S. persons, within the meaning given to such term in Regulation S under the Securities Act, then such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.

ARTICLE 10

GUARANTEES

Section 10.01.   Guarantee.

(a)           Subject to this Article 10, each of the Subsidiary Guarantors that provides a Subsidiary Guarantee pursuant to Section 4.13 hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations.”  Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)           Each of the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)           Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 of the Base Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 of the Base Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.  The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

(f)            Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)           In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)           Each payment to be made by a Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02.   Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment, determined in accordance with GAAP.

Section 10.03.   Execution and Delivery.

(a)           To evidence its Subsidiary Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a supplemental indenture to this Indenture, the form of which is attached as Exhibit B, shall be executed on behalf of such Subsidiary Guarantor by an Officer or person holding an equivalent title.

(b)           Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

(c)           If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantees shall be valid nevertheless.

(d)           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

(e)           If required by Section 4.13, the Company shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 4.13 and this Article 10, to the extent applicable.

Section 10.04.   Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05.   Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

Section 10.06.   Release of Subsidiary Guarantees.

(a)           A Subsidiary Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Company or the Trustee shall be required for the release of such Subsidiary Guarantor’s Subsidiary Guarantee, upon:

(1)                                 (A)          any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Subsidiary Guarantor, following which such Subsidiary Guarantor ceases to be a direct or indirect Subsidiary of the Company if such sale, exchange or transfer is made in compliance with this Indenture;

(B)          if such Subsidiary Guarantor is dissolved or liquidated in accordance with the provisions of this Indenture;

(C)                               the release or discharge of the Guarantee by such Subsidiary Guarantor of the Indebtedness that resulted in the creation of such Subsidiary Guarantee, except a discharge or release as a result of payment under such Guarantee by such Subsidiary Guarantor (it being understood that a release subject to a contingent reinstatement is still a release, and if any such Indebtedness of such Subsidiary Guarantor under such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated); or

(D)                               the exercise by the Company of its legal defeasance option or covenant defeasance option set forth in Article XIII of the Base Indenture, as amended by Article 13 of this Third Supplemental Indenture, or the discharge of the Company’s obligations under this Indenture in accordance with the terms of Article XI of the Base Indenture and

(2)                                 in the case of clause (1)(A) above only, the Company delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b)           At the written request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Subsidiary Guarantee.

Section 10.07.   Further Assurances.

The Company hereby covenants and agrees, in the event that Subsidiary Guarantees are to be issued pursuant to this Indenture, to file (i) any post-effective amendment to the Company’s then effective shelf registration statement and (ii) any other filing required by the SEC in order to register such Subsidiary Guarantees under the Securities Act.

ARTICLE 11

[RESERVED]

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Solely for purposes of the Notes and not for purposes of any other Securities, Article XII of the Base Indenture is hereby supplemented by adding the following:

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any of the Subsidiary Guarantors shall have any liability for any obligations of the Company or the Subsidiaries under the Notes, this Indenture, any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and any Subsidiary Guarantee.

ARTICLE 13

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01.   Company’s Option to Effect Legal Defeasance or Covenant Defeasance.

Solely for purposes of the Notes and not for purposes of any other Securities, Section 13.01 of the Base Indenture is hereby amended by adding the following sentence at the end thereof:

If the Company exercises the legal defeasance or covenant defeasance option, any Subsidiary Guarantees in effect at such time will be automatically released.

Section 13.02.   Legal Defeasance.

The Notes shall be subject to legal defeasance in accordance with Section 13.02 of the Base Indenture.

Section 13.03.   Covenant Defeasance.

The Notes shall be subject to covenant defeasance in accordance with Section 13.03 of the Base Indenture, as amended hereby. Solely for purposes of the Notes and not for the purposes of any other Securities, Section 13.03 of the Base Indenture is hereby amended and restated in its entirety as follows:

Upon the Company’s exercise of its option to have this Section 13.03 applied to the Notes, (1) the Company and the Subsidiary Guarantors shall be released from their obligations under the covenants contained in Sections 4.05, 4.06 and 4.07 of the Base Indenture, and Sections 4.05, 4.08, 4.11, 4.12, 4.13 and 4.15 of the Third Supplemental Indenture with respect to the outstanding Notes, and any Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to all Subsidiary Guarantees, on and after the date the conditions set forth in Section 13.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and  shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 of this Indenture, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise of its Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 13.04 of the Second Supplemental Indenture, an Event of Default specified in Section 6.01(a)(3) (only with respect to the covenants that are released as a result of such Covenant Defeasance) or Section 6.01(a)(4) of this Indenture, in each case, shall not constitute an Event of Default.

Section 13.04.   Conditions to Legal or Covenant Defeasance.

For the avoidance of doubt, for purposes of the Notes, clause (6) of Section 13.04 of the Base Indenture shall continue to read as follows:

(6)           Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other indenture or other agreement or instrument for borrowed money, pursuant to which in excess of $50,000,000 principal amount is then outstanding, to which the Company is a party or by which it is bound.

ARTICLE 14

MISCELLANEOUS

Solely for purposes of the Notes and not for purposes of any other Securities, Section 14.03 of the Base Indenture is hereby amended and restated as set forth below.  In addition, Sections 14.11 and 14.12 of the Base Indenture shall not apply, and shall be deleted, solely with respect to the Notes.  Solely for purposes of the Notes and not for purposes of any other Securities, new Sections 14.11 through 14.22 are hereby added to Article XIV of the Base Indenture.

Section 14.03.   Notices.

(a)           Any notice or communication to the Company, any Subsidiary Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company or any Subsidiary Guarantor:

c/o American Equity Investment Life Holding Company

6000 Westown Parkway

West Des Moines, Iowa 50766
Fax No.: (515) 221-0744
Email: rmontz@american-equity.com

Attention: Renee Montz, Esq.

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive

Chicago, Illinois 60606
Fax No: (312) 407 - 8580
Email: shilpi.gupta@skadden.com; steve.forbes@skadden.com
Attention: Shilpi Gupta, Esq.; Steven H. Forbes, Esq.

if to the Trustee:

U.S. Bank National Association

60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Services — Administrator for American Equity Investment Life Holding Company

The Company, any Subsidiary Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)           Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Security Register or by such other delivery system as the Holder agrees to accept.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)           Notwithstanding any other provision herein, where this Indenture or any Note provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the Applicable Procedures, if any, prescribed for the giving of such notice.

(f)            The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)           If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.11.   Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Subsidiary Guarantors, the Trustee, the Security Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 14.12.   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Security Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.13.   Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.14.   Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.15.   Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.16.   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.17.   Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each

Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 14.18.   Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.19.   Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.20.   Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.21.   U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 14.22.   The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. In entering into the Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

[Signatures on following page]

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Ted M. Johnson
Name: Ted M. Johnson
Title: Chief Financial Officer and Treasurer

[Signature page to Indenture for 5.000% Senior Notes due 2027]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

[Signature page to Indenture for 5.000% Senior Notes due 2027]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND
ADDITIONAL NOTES

Section 1.1            Definitions.

(a)  Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture.  The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(b)
“Global Notes Legend”	2.3(d)

Section 2.1            Form and Dating

(a)  Global Notes.  Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered N-1 upward, in each case without interest coupons and bearing the Global Notes Legend, which Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder pursuant to Section 2.05 of the Base Indenture and Section 2.3(c) of this Appendix A.

(b)  Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2 of this Appendix A and pursuant a Company Order, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or

Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)  Definitive Notes.  Except as provided in Section 2.3 or Section 2.4 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2            Authentication.  The Trustee shall authenticate and make available for delivery upon receipt of a Company Order (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $500,000,000 and (b) subject to terms of this Indenture, Additional Notes.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes.

Section 2.3            Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Notes for Definitive Notes.  When Definitive Notes are presented to the Security Registrar with a request:

(i)  to register the transfer of such Definitive Notes; or

(ii)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b)  Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then outstanding, the Company may issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

(c)  Transfer and Exchange of Global Notes.  (i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note; and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Note may not be transferred except as a whole and not in part by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)  Legends. Each Global Note shall bear the following legend (“Global Notes Legend”), and this Global Notes Legend shall, solely for purposes of the Notes and not for purposes of any other Securities, be deemed to amend Section 2.11(a)(iv) of the Base Indenture:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(e)  Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced, and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(f)  Obligations with Respect to Transfers and Exchanges of Notes.

(i)  To permit registrations of transfers and exchanges, the Company shall execute, and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.06, 3.03(b) and 9.04 of the Base Indenture, as amended, and Section 4.12 of the Third Supplemental Indenture).

(iii)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(g)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or Beneficial Owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.4            Definitive Notes.

(a)  A Global Note deposited with the Depositary or with the Trustee as Custodian may be transferred to the Beneficial Owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 of this Appendix A and only under the circumstances set forth in, and in accordance with, Section 2.11(b) of the Base Indenture; provided that solely for purposes of the Notes and not for purposes of any other Securities, Section 2.11(b) of the Base Indenture is hereby amended by adding the following sentence after the third sentence thereof:

In addition, if an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary, the Company will execute and, subject to Section 2.05, the Trustee will authenticate and deliver Definitive Notes in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

(b)  Any Global Note that is transferable to the Beneficial Owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.

(c)  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)  In the event of the occurrence of any of the events specified in Section 2.4(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP  025676AM9

ISIN US025676AM95

GLOBAL NOTE

5.000% Senior Notes due 2027

No. N-                                                                                                                                                                    [Up to] [$              ]

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

promises to pay to [CEDE & CO.](1) [               ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto](2) [of $        (        Dollars)](3) on June 15, 2027.

Interest Payment Dates:  December 15 and June 15, commencing December 15, 2017.

Record Dates:  December 1 and June 1.

(1)       Include in Global Notes

(2)       Include in Global Notes

(3)       Include in Definitive Notes

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [               ] [  ], [  ]

[Reverse Side of Note]
 5.000% Senior Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      INTEREST.  American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.000% per annum from and including June 16, 2017 until but excluding maturity (subject to adjustment of such interest rate as provided in the Third Supplemental Indenture referred to below).  The Company shall pay interest semi-annually in arrears on December 15 and June 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be December 15, 2017.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                      METHOD OF PAYMENT.  The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on December 1 or June 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.03 of the Base Indenture with respect to defaulted interest.  Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided that, at the option of the Company, interest on the Notes may be paid by wire transfer or by mailing checks for such interest to or upon the written order of the holders thereof at their last address as they shall appear on the Security Registrar; provided further that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      PAYING AGENT AND SECURITY REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar.  The Company may change any Paying Agent or Security Registrar without notice to the Holders.  The Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.

4.                                      INDENTURE.  The Company issued the Notes under an Amended and Restated Indenture, dated as of April 22, 2004 (the “Base Indenture”) between the Company and U.S. Bank National Association, as supplemented by the Third Supplemental Indenture, dated as of June 16, 2017 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.  This Note is one of a duly authorized issue of notes of the Company designated as its 5.000% Senior Notes due 2027.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Base Indenture, as amended, and Sections 2.01 and 4.08 of the Third Supplemental Indenture.  The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                      REDEMPTION AND REPURCHASE.  The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.                                      DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7.                                      PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

8.                                      AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9.                                      DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture, as amended.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.                               AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.                               GOVERNING LAW.  THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.                               CUSIP AND ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Company at the following address:

c/o American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, Iowa 50766
Fax No.: (515) 221-0744
Email: rmontz@american-equity.com
Attention: Renee Montz, Esq.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 of the Third Supplemental Indenture, check the following box:                  [   ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 of the Third Supplemental Indenture, state the amount you elect to have purchased:

	$		(integral multiples of $1,000,
provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $          .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSIDIARY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [          ] [  ], 20[  ], among                    (the “Guaranteeing Subsidiary”), a subsidiary of American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered the Amended and Restated Indenture, dated as of April 22, 2004, between the Company and the Trustee (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of June 16, 2017, between the Company and the Trustee (the Base Indenture, as supplemented by the Third Supplemental Indenture, the “Indenture”) providing for the issuance of an unlimited aggregate principal amount of 5.000% Senior Notes due 2027 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, as amended by Section 9.01 of the Third Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Guarantor.  The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 10 of the Third Supplemental Indenture.

3.                                      Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.                                      Waiver of Jury Trial.  EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.                                      Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: